EXHIBIT 99.1

For Immediate Release	Contact:	Roger Holliday (Financial)
(678) 742-8181 or
Nancy Young (Media)
(678) 742-8118

Russell Corporation Revises Expectations For 2005

Impact of Katrina Remains Unclear

Long-Range Financial Goals Potentially Reduced

ATLANTA, GA (September 19, 2005) – Russell Corporation (NYSE: RML) announced today that it expects fully diluted earnings per share for the third quarter of 2005 to be between $0.50 and $0.60 and full year earnings in the $1.25 to $1.35 range on an ongoing basis, which is below the Company’s previously issued earnings guidance. These projections do not include the direct negative impact of approximately $0.16 to $0.20 per share from Hurricane Katrina for fiscal 2005.

Today’s announcement is the result of the combined effect of ongoing operational issues, the impact of Hurricane Katrina, and the delay of the full implementation of CAFTA. Despite the passage of the CAFTA legislation, it is currently required that duties continue to be paid resulting in additional unanticipated costs in the current quarter. It is anticipated that the legislation will be implemented by January 2006.

Chairman and CEO Jack Ward said, “We are disappointed that some of the operational issues impacting our business have lingered into the third quarter. Attempts to eliminate these issues have now been delayed or reduced by the devastation of Hurricane Katrina. We continue to make operational improvements while minimizing the impact of Katrina on both our business and our ability to serve our customers.”

Even though the Company did not suffer major direct losses to production facilities or distribution operations from Hurricane Katrina, Gulfport, Mississippi, had been Russell’s primary port of entry for finished goods and for shipment of fabric and cut parts for products assembled in owned or contracted operations in Central America, the Caribbean and the Yucatan peninsula of Mexico. With more than 70 percent of Russell’s internal production utilizing that facility, more than 40 containers of product were lost or damaged in the storm. While the direct damage to property was generally fully insured, subject to deductibles, much of the displaced product was already committed to customers and cannot be replaced in time for the fall selling season. Related extra costs and the indirect loss of sales and profits have not been fully determined at this point.

Disruptions to the Southbound movement of components and the Northbound movement of finished goods have impacted sales beyond the lost containers as retail service requires the appropriate balance of colors, sizes, and tops and bottoms. The Company has not yet determined the full extent of lost or delayed revenue as a result of these mix issues.

In an effort to minimize plant disruptions and production schedules while reducing customer service disruptions, the Company quickly changed procedures, utilizing other ports such as Miami. These changes resulted in substantially higher shipping costs. The Company has experienced substantial increases in transportation costs in addition to the increased distances now required.

The evaluation and analysis of the ultimate financial impact of the catastrophe, as well as the eventual settlement with insurance carriers, will likely not be completed until 2006. The Company does expect to eventually recover a significant portion of these extra expenses from its insurance carriers.

In addition to the damaged product and increased transportation costs, disruptions to supply have resulted in polyester fiber manufacturers declaring Force Majeure, effectively nullifying existing polyester contracts. This created an immediate increase in the cost of polyester fiber of approximately 20 percent. Russell’s traditional strength in poly/cotton blends resulted in substantially higher staple costs to the Company in the short term.

Beyond 2005, Wal-Mart has indicated that the JERZEES® brand of sweatshirts and sweatpants will be featured only in its Men’s Department beginning in the second half of 2006. Previously, JERZEES had distribution for both the men’s and boys’ fleece programs at Wal-Mart and Russell currently expects to continue to be the exclusive supplier of the men’s basic fleece program. The sales loss from the boys’ program represents between 2 and 3 percent of the Company’s total revenues. The impact of this decision is being evaluated, as are alternative operational plans for existing capacity.

Ward added, “We are disappointed by Wal-Mart’s decision to replace JERZEES as the exclusive provider of the boys’ basic fleece program in the fall of 2006. We certainly, however, look forward to an ongoing relationship with Wal-Mart, anchored by our men’s fleece business.”

“These changes that have impacted our Company have intensified our commitment to reevaluate every aspect of our business for revenue increases and cost savings. We are also evaluating the degree to which many of these additional Katrina-related costs are temporary, and those which may result in longer term cost increases,” Ward continued.

Regarding the longer term, Ward said, “We continue to believe in our overall strategy to become a premier sporting goods company, as demonstrated by our stable of consumer brands built on a heritage of quality athletic products. Short term, we must concentrate on better operational performance which has now been exacerbated by Katrina. We anticipate that 2006 will be a challenging year, but we fully expect to have our operations running more smoothly next year.”

Management plans to comment further on the impact of these recent developments as part of its regularly quarterly conference call scheduled for October 27, 2005, at 8:30 a.m. ET.

About Russell Corporation

Russell Corporation is a leading branded athletic and sporting goods company marketing athletic apparel, uniforms, footwear and equipment for a wide variety of sports, outdoor and fitness activities. The Company’s major brands include Russell Athletic®, JERZEES®, Spalding®, Brooks®, Huffy Sports®, Bike®, Moving Comfort®, AAI® and Mossy Oak®. The Company’s common stock is listed on the New York Stock Exchange under the symbol RML and its web site address is http://www.russellcorp.com.

Forward-Looking Statement

This Press Release includes certain “forward-looking” statements (as defined by the Private Securities Litigation Reform Act of 1995 (the “Act”)) that describe our beliefs concerning future business conditions, prospects, growth opportunities, and the outlook for the Company based upon currently available information. Wherever possible, we have identified these statements by words such as “anticipate”, “believe”, “intend”, “expect”, “continue”, “could”, “may”, “plan”, “project”, “predict”, “will” and similar expressions. We include such statements because we believe it is important to communicate our future expectations to our stockholders, and we therefore make such statements in reliance upon the safe harbor provisions of the Act. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any projections of sales and earnings. These forward-looking statements are based upon assumptions that we believe are reasonable. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: (a) risks associated with (i) our long-term business strategies, (ii) the impact of Hurricane Katrina on the Company’s business, (iii) the loss of Wal-Mart’s boys’ fall fleece program, (iv) higher prices for raw materials, energy, and transportation, and (v) changes in existing trade legislation; (b) our ability to resolve current operational issues; and (c) other risk factors listed in our reports filed with the Securities and Exchange Commission from time to time. We undertake no obligation to revise the forward-looking statements included in this Press Release to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed or implied by any forward-looking statements contained in this Press Release.

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